Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 1, 2021, the Company, through its subsidiaries Dream Finders Holdings LLC, a Florida limited liability company, and DFH Coventry, LLC, a Florida limited liability company, completed the acquisition of certain assets, rights and properties, and assumed certain liabilities, of MHI Partnership, Ltd., a Texas limited partnership, MHI Models, Ltd., a Texas limited partnership, McGuyer Homebuilders, Inc., a Texas corporation, and FMR IP, LLC, a Texas limited liability company (the “MHI Acquisition”).

The acquired assets and liabilities primarily include inventory home sites completed and under construction, approximately 5,500 lots under control in the Houston, Austin, Dallas, and San Antonio, Texas metropolitan areas, trade payables and other accruals. The assets and liabilities not acquired primarily consist of cash and cash equivalents, and debt obligations.

The acquisition transaction will be accounted for by applying the guidance under ASC 805, Business Combinations (ASC 805). In accordance with ASC 805, the acquired assets and liabilities will be recorded by the Company at estimated fair values as of October 1, 2021, the date the acquisition was completed. The following unaudited pro forma combined financial information and notes present the pro forma impact of the MHI Acquisition on the Company’s historical financial position and results of operations as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020.  The unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X.  The acquisition method of accounting is dependent upon certain valuations and other procedures that have not been completed; therefore, there is not sufficient information to determine the final measurement. The pro forma adjustments are based on currently available information and certain estimates and assumptions. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transaction accounting adjustments, as contemplated, and the pro forma adjustments give appropriate effect to those assumptions. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial data. Differences between these preliminary estimates and the final purchase accounting will occur during 2022 and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

We derived the unaudited pro forma combined financial information by applying pro forma adjustments to the audited consolidated financial statements for the Company and MHI for the year ended December 31, 2020 and the unaudited consolidated financial statements as of and for the six months ended June 30, 2021.  The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements or any cost savings from operating efficiencies, synergies or other restructurings that could result from the acquisition. The unaudited pro forma combined balance sheet as of June 30, 2021 is presented to reflect the acquisition as if it had occurred on June 30, 2021.  The unaudited pro forma combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 gives pro forma effect to the MHI Acquisition, as if the acquisition had been completed on January 1, 2020.

The unaudited pro forma combined financial information is presented for informational purposes only and should not be considered indicative of actual results of operations that would have been achieved had the acquisition of MHI been consummated on the dates indicated, and do not purport to be indicative of the financial condition or results of operations as of any future date or for any future period. There were no material transactions between the Company and MHI during the periods presented in the unaudited pro forma combined financial statements that would need to be eliminated. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying footnotes. In addition, the unaudited pro forma combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of the Company and MHI for the applicable periods:

-	historical financial statements of the Company and the related notes included in the Company’s Form 10-K that was filed with the SEC on March 30, 2021;

-
historical financial statements of the Company as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 and the related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021;

-
historical financial statements of MHI for the year ended December 31, 2020 and 2019 and the related notes included in MHI’s audited combined financial statements for the year ended December 31, 2020, included as Exhibit 99.1 to this Current Report on Form 8-K/A; and

-
historical financial statements of MHI for the six months ended June 30, 2021 and the related notes included in MHI’s unaudited combined financial statements for the six months ended June 30, 2021 and 2020, included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements reflect the following:

•	The MHI Acquisition and the application of purchase accounting, including:

o
Net tangible assets of MHI, subject to certain assets and liabilities that were on MHI’s balance sheet as of June 30, 2021, but not acquired including net tangible assets of $118.2 million and liabilities of $313.8. Management estimates MHI’s book value of real estate inventory will be adjusted by a credit of $5.4 million to the June 30, 2021 historical balance.  In addition, management estimates the trade name “Coventry Homes” will be valued at $8.9 million. The amortization of these adjustments was reflected in the unaudited pro forma statements of comprehensive income for the year ended December 31, 2020.

o
Management estimated the fair value of MHI’s communities using MHI’s historic gross margin and a market participant’s expectation of selling, general and administrative expense that would be required to complete construction of the homes was applied. The historical performance of each community, as well as current trends in the market, and the potential economic impact were evaluated for each of the estimates above.

o
Goodwill of $137.4 million, based on an acquisition price of approximately $618.1 million, including (1) a $463 million payment at closing, (2) $64.1 million due post close, (3) estimated earn out payments with a fair value of $90.9 million, as well as purchase accounting valuation adjustments.

o
Income tax adjustments to MHI as if it were a taxable entity as of the beginning of the period assuming the 21% Federal tax rate applicable to C Corporations, partially offset by a 1.5% 45L New Energy Efficient Home Tax Credit, plus a 5.5% State tax rate.

o	A deposit of $10.8 million for the landbank financing facility provided by the former principal of MHI.

o	Ownership interests in three joint ventures acquired by DFH from the former principal of MHI.

o	A payable of $64.1 million to the seller based on the expected true up of the net asset value as of the acquisition date.

o	A $6.8 million preferred dividend associated with the Convertible Preferred Stock (as defined below) issuance.

•	The Financing Transactions associated with the MHI Acquisition, including:

o
Increase of the Company’s credit facility from $450 million to $817.5 million, utilizing $315.0 in proceeds to finance a portion of the acquisition.  The rate and maturity were unchanged with the terms under the Company’s credit facility.

o
Issuance of 150,000 shares of newly-created Series A Convertible Preferred Stock with an initial liquidation preference of $1,000 per share and a par value $0.01 per share (the “Convertible Preferred Stock”), for an aggregate purchase price of $150 million. The Company used the net proceeds of $148 million from the sale of the Convertible Preferred Stock to fund a portion of the MHI Acquisition.  The dividend rate on this issuance is 9%.

o	Deferred contingent consideration of $90.9 million recorded at fair value.

The following represents the Company’s preliminary purchase price allocation:

Cash and cash equivalents	$-
Other assets	12,079,607
Lot deposits	51,422,653
Construction in process and finished homes	424,826,476
Company owned land and lots	24,055,497
Operating lease right-of-use assets	1,793,192
Equity method investments	5,802,559
Property and equipment, net	3,238,561
Intangible assets, net of amortization	8,840,000
Goodwill	137,418,036
Accounts payable	(35,940,702)
Accrued expenses	(47,356,561)
Customer Deposits	(35,912,448)
Contingent consideration	(90,920,000)
Operating lease liabilities	(1,793,192)

DREAM FINDERS HOMES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021

	Dream Finders Homes Inc.	MHI	Transaction Accounting Adjustments		Financing Adjustments		DFH Inc. Pro Forma

Assets
Cash and cash equivalents	6,154,320	23,173,973	(23,173,973)	(f)			6,154,320
Restricted cash (VIE amounts of $5,946,424 and $8,793,201)	46,936,952						49,936,952
Accounts receivable	51,021,302	6,342,247					57,363,549
Inventories:							-
Construction in process and finished homes	537,758,853	428,931,727	(4,105,251)	(b),(f),(g)			962,585,329
Joint venture owned land and lots							-
(VIE amounts of $18,151,982 and $40,900,552)	18,152,136						18,152,136
Company owned land and lots	75,083,602	119,079,554	(95,024,057)	(f)	-		99,139,099
Lot deposits	107,717,122		51,422,653	(d) (g)	-		159,139,775
Equity method investments	7,453,783	3,560,185	2,242,374	(e)	-		13,256,342
Property and equipment, net	4,228,857	5,391,742	(2,153,181)	(g)			7,467,418
Operating lease right-of-use assets	12,788,540		1,793,192	(b)	-		14,581,732
Finance lease right-of-use assets	256,612						256,612
Intangible assets, net of amortization	2,161,250		8,840,000	(b)	-		11,001,250
Goodwill	30,360,997		137,418,036	(a)	-		167,779,033
Deferred tax asset	3,312,736		3,111,631	(h)			6,424,367
Other assets (VIE amounts of $2,159,645 and $1,288,359)	28,894,891	45,049,060	(39,311,700)	(g)			34,632,251
Total assets	932,281,953	631,528,488	41,059,724		-		1,604,870,165
Liabilities							-
Accounts payable (VIE amounts of $0 and $1,315,582)	34,204,013	35,940,702					70,144,715
Accrued expenses (VIE amounts of $8,571,439 and $9,977,268)	65,908,878	64,132,384	(10,899,260)	(a),(f),(h),(g)	-		119,142,002
Customer deposits	93,275,468		35,912,448	(g)	-		129,187,916
Construction lines of credit	365,000,000	304,068,454	(304,068,454)	(f)	321,758,896	(a)	686,758,896
Notes payable (VIE amounts of $2,992,531 and $8,821,282)	4,048,531						4,048,531
Operating lease liabilities	13,064,645		1,793,192	(b)	-		14,857,837
Finance lease liabilities	267,198						267,198
Contingent consideration	27,110,480		90,920,000	(a)	-		118,030,480
Total liabilities	602,879,213	404,141,540	(186,342,074)		321,758,896		1,142,437,575
							-
Mezzanine Equity							-
Preferred mezzanine equity	6,703,460				147,995,200	(a)	154,698,660
Common mezzanine equity	-						-
Total mezzanine equity	6,703,460	-	-		147,995,200		154,698,660
							-
Members’ Equity							-
Common members’ equity	-	227,386,948	235,617,148		(463,004,096)		-
Total members’ equity	-	227,386,948	235,617,148		(463,004,096)		-
							-
Stockholders’ Equity - Dream Finders Homes, Inc.							-
Class A common stock, $0.01 per share, 289,000,000							-
authorized, 32,295,329 outstanding	322,953	-					322,953
Class B common stock, $0.01 per share, 61,000,000							-
authorized, 60,226,153 outstanding	602,262	-					602,262
Additional paid-in capital	255,289,812	-			-		255,289,812
Retained earnings	45,610,738	-	(8,215,349)	(c),(h)	(6,750,000)	(a)	30,645,389
Non-controlling interests	20,873,515						20,873,515
Total stockholders’ and members’ equity	329,402,740	227,386,948	227,401,798		(321,758,896)		462,432,591
Total liabilities, mezzanine equity, members’ equity and stockholders’ equity	$932,281,953	$631,528,488	$41,059,724		$0		$1,604,870,165

(a)
Reflects the acquisition of MHI and the related financing transactions associated with the acquisition.  The anticipated purchase price is $618 million, which includes $148 million funded by the issuance of Convertible Preferred Stock, $315 million of funding from the Company’s construction facility, $64.1 million of deferred seller payment and $90.9 million of contingent consideration for the former principal of MHI. The resulting goodwill after allocating the purchase price to the assets and liabilities acquired is $137.4 million. The contingent consideration estimate is based on the current pre-tax estimates provided by MHI.  The former owner of MHI is entitled to receive deferred payments representing 25% of pre-tax earnings for the four-year period following the acquisition date, subject to meeting certain thresholds in each of the annual periods. The gross cash flow estimates were discounted back to present value using a weighted average cost of capital.  The dividend of $6.8 million related to the Convertible Preferred Stock issued was financed by the line of credit increase. In addition, reflects $148 million in net proceeds from the Company’s issuance of 150,000 shares of Convertible Preferred Stock for $1,000 per share.  This issuance has a 9% preferred dividend, is redeemable at the Company’s option beginning in October of 2025, and is convertible to common stock by the issuer in the event it has not been redeemed beginning in October of 2027.

(b)
Reflects a day one adjustment to the book basis of certain of assets and liabilities held by MHI.  Net tangible assets of $118.2 million and net liabilities of $313.8 million were not acquired as of June 30, 2021. This adjustment also includes a $10.9 million increase in real estate inventory to reflect the estimated the fair value of the acquired homes completed and under construction based on their stage of construction.  In order to estimate the fair value of inventory, MHI’s historic gross margin was used and a market participant’s expectation of selling, general and administrative expense that would be required to complete construction of the homes was applied. An adjustment to the stage of completion for homes under construction was made, including a deduction in the book value of inventory for MHI’s capitalized indirect costs of $16.2 million. The Company’s accounting policy is to expense these direct costs as incurred. This entry also includes the establishment of an $8.9 million intangible asset related to the trade name “Coventry Homes” that was included in the acquisition. The trade name will be amortized over a five year period.  The Company recorded $1.7 million in operating leases, into both right of use assets and operating lease liabilities.

(c)
Income tax adjustments to MHI as if it were a taxable entity as of the beginning of the period assuming the 21% Federal tax rate applicable to C Corporations partially offset by a 1.5% 45L New Energy Efficient Home Tax Credit, plus a 5.5% State tax rate.

(d)	Reflects a deposit of $10.8 million by DFH for the land bank financing facility provided by the former principal of MHI.

(e)	Reflects ownership interests in three equity method joint ventures relating to mortgage and title services acquired by DFH from the former principal of MHI.

(f)
The following line items have been adjusted from MHI’s audited financial statements, as certain assets and liabilities within these financial statement line items were not included in the acquisition transaction. These items include cash and cash equivalents, undeveloped land assets, and debt obligations of MHI.

(g)
The following items include re-classifications between MHI’s financial statement line items in order to comply with DFH’s accounting policies, including reclassifications of (1) $40.6 million of lot deposits from other assets on MHI’s financial statements to lot deposits on DFH’s financial statements, and (2) $35.9 million of customer deposits from accrued expenses on MHI’s Financial Statements to customer deposits on DFH’s Financial Statements.

(h)
Reflects the deferred tax asset and liability recorded due to differences arising from the tax and book treatment of Goodwill.  These adjustments were booked as if the transaction had occurred on January 1, 2020.

DREAM FINDERS HOMES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME
SIX MONTHS ENDED JUNE 30, 2021

	Dream Finders Homes Inc.	MHI	Transaction Accounting Adjustments		DFH Inc. Pro Forma

Revenues	$708,836,466	$378,951,204	$-		$1,087,787,670
Cost of sales	594,626,181	326,638,560	(11,029,691)	(f)	910,235,050
Selling, general and administrative expense	55,652,375	26,132,880	11,913,691	(b),(f)	93,698,946
Income from equity in earnings of unconsolidated entities	(2,857,394)	(192,636)	(2,530,563)	(d)	(5,580,593)
Gain on sale of assets	(17,483)				(17,483)
Loss of Extinguishment of Debt	697,423				697,423
Other Income					-
Other	(2,150,482)	(724,681)			(2,875,163)
Paycheck Protection Program forgiveness	(7,219,794)	-			(7,219,794)
Other expense					-
Other	5,337,828	-			5,337,828
Contingent consideration revaluation	5,159,725	-	4,249,570	(c)	9,409,295
Interest expense	657,657	532,047			1,189,704
Income before taxes	58,950,430	26,565,034	(2,603,007)		82,912,457
Income tax expense	(9,294,799)	(490,436)	(7,052,899)	(a)	(16,838,134)
Net and comprehensive income	49,655,631	26,074,598	(9,655,906)		66,074,323
Net and comprehensive income attributable to non-controlling interests	(4,961,107)	-	-		(4,961,107)
Net and comprehensive income attributable to Dream Finders Holdings LLC	44,694,524	26,074,598	(9,655,906)		61,113,216

Earnings per unit
Basic	$0.49				$0.59
Diluted	$0.49				$0.54
Weighted-average number of units
Basic	92,521,482				92,521,482
Diluted	92,641,222				100,814,391

(a)
Income tax adjustments to MHI as if it were a taxable entity as of the beginning of the period assuming the 21% Federal tax rate applicable to C Corporations, partially offset by a 1.5% 45L New Energy Efficient Home Tax Credit, plus a 5.5% state tax rate.

(b)	Gives effect to the amortization of intangible asset of $900 thousand related to the trade name “Coventry Homes” included in the acquisition. The trade name is amortized over a five year period.

(c)	Represents accretion of $4.2 million of contingent consideration during the year, assuming contingent consideration had been applied as of January 1, 2020.

(d)
Represents the $2.5 million of additional income associated with ownership interests in three equity method joint ventures relating to mortgage and title services acquired by DFH from the former principal of MHI.

(e)	Gives effect of 8.2 million of preferred shares converted into common in the diluted earnings per share calculation using the “If converted” method.

(f)
Reflects re-classifications between MHI’s financial statement line items in order to comply with DFH’s accounting policies, including $11.0 million of indirect costs capitalized, and subsequently expensed through cost of sales for MHI’s Financial Statements, reclassified from cost of sales to SG&A expense on DFH’s pro forma Financial Statements.

The unaudited pro forma statements of comprehensive income for the six months ended June 30, 2021 do not reflect an increase in the cost of sales associated with the changes in the value of the real estate inventory, as it will be amortized into the unaudited pro forma statements of comprehensive income for the year ended December 31, 2020.

DREAM FINDERS HOMES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME
YEAR ENDED DECEMBER 31, 2020

	Year Ended December 31 2020
	Dream Finders Homes Inc.	MHI	Transaction Accounting Adjustments		DFH Inc. Pro Forma

Revenues	$1,133,806,607	$908,584,480	$-		$2,042,391,087
Cost of sales	962,927,606	794,337,610	(14,697,238)	(e) (f)	1,742,567,978
Selling, general and administrative expense	90,172,850	55,168,191	31,356,266	(b) (f)	176,697,307
Income from equity in earnings of unconsolidated entities	(7,991,764)	(563,497)	(6,803,466)	(d)	(15,358,727)
Gain on sale of assets	(117,840)				(117,840)
Loss of Extinguishment of Debt		-	-		-
Other Income
Other	(1,630,546)	(1,079,938)	-		(2,710,484)
Paycheck Protection Program forgiveness	-	-	-		-
Other expense
Other	4,522,100	-	-		4,532,100
Contingent consideration revaluation	539,905	-	8,196,956	(c)	8,736,861
Interest expense	870,868	2,212,735	-		3,083,603
Income before taxes	84,513,428	58,509,379	(18,052,518)		124,970,289
Income tax expense	-	(1,065,640)	(31,936,818)	(a)	(33,002,458)
Net and comprehensive income	84,513,428	57,443,739	(49,989,337)		91,967,830
Net and comprehensive income attributable to non-controlling interests	(5,419,972)	-	-		(5,419,972)
Net and comprehensive income attributable to Dream Finders Holdings LLC	79,093,456	57,443,739	(49,989,337)		86,547,858
					-
Earnings per unit		-	-		-
Basic	756.86				832.11
Diluted	753.75				828.56
Weighted-average number of units					-
Basic	99,065				99,065
Diluted	99,647				99,647

(a)
Income tax adjustments to MHI as if it were a taxable entity as of the beginning of the period assuming the 21% Federal tax rate applicable to C corporations, partially offset by a 1.5% 45L New Energy Efficient Home Tax Credit, plus a 5.5% State tax rate.

(b)	Gives effect to the amortization of intangible asset of $1.8 million related to the trade name “Coventry Homes” included in the acquisition. The trade name is amortized over a five year period.

(c)	Represents accretion of contingent consideration of $8.2 million during the year, assuming contingent consideration had been recorded as of January 1, 2020.

(d)
Represents $6.8 million of additional income associated with ownership interests in three equity method joint ventures relating to mortgage and title services acquired by DFH from the former principal of MHI.

(e)
Gives effect to the results of MHI as of the beginning of the fiscal years presented after adjusting the operating results, reflecting additional amortization of $10.9 million that would have been recorded assuming the fair value adjustments to the acquired assets had been applied as of January 1, 2020.

(f)
Reflects re-classifications between MHI’s financial statement line items in order to comply with DFH’s accounting policies, including $25.6 million of indirect costs capitalized, and subsequently expensed through cost of sales for MHI’s Financial Statements, reclassified to SG&A expense on DFH’s pro forma Financial Statements.